UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 18, 2011

EAGLE FORD OIL AND GAS CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

2951 Marina Bay Drive Suite 130-369 League City, Texas	77573
(Address of Principal Executive Offices)	(Zip Code)

281.383.9648
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 20, 2011, Eagle Ford Oil & Gas Corp. (“ECCE” or “Company”), acquired all of the membership interests in Sandstone Energy, L.L.C. (“SSE”). As a result of this transaction, the Company became the 50% membership interest owner in each of Sandstone Energy Partners I, L.L.C. (“SSEP1”), Sandstone Energy Partners II, L.L.C. (“SSEP2”) and Sandstone Energy Partners III, L.L.C. (“SSEP3”).

SSEP1 was created for the sole purpose for the exploration and development of the Lee County, TX Vick No: 1 leasehold. The well had drilled laterally several hundred feet where it intercepted a fault or fault zone and encountered a saltwater flow of approximately 250 barrels per day.  The Vick No. 1 has been abandoned with future intentions of a re-entry to drill and test deeper.

SSEP2 was created for the sole purpose for the exploration and development of the Lee County, TX Vick No: A2 leasehold. The Vick A2 well was drilled as a vertical well and then extended as a horizontal well. To date, the well has produced approximately 11,160 barrels of oil. The well has encountered sloughing which decreased the daily production rate. Options to restore production are being considered including drilling a new well with a perforated liner.

SSEP3 was created for the sole purpose for the exploration and development of the Lee County, TX Alexander No: 1 leasehold. The well was intended as a horizontal but the well encountered excellent oil shows while the hole was just beginning deviation and is for all purposes a vertical hole. After initial production, it was discovered when cleaning out the hole that the well was plugged by paraffin.  The well was returned to production and as of this report the Alexander 2,500 ft. lateral side-track drilling plan has commenced.  Even though the production history has been one of starts and stops, the well has produced 16,774 barrels thru June 30, 2011.

In August of 2011, the Company acquired all of the other membership interests in SSEP1, SSEP2 and SSEP3 (collectively the “SSE Entities”) in exchange for a total of 8,970,120 shares of common stock of the Company.  The Company’s management and board of directors determined to make the acquisitions of the other interests in SSEP1, SSEP2 and SSEP3 (the “SSEP Interests”) to increase the Company’s asset base on a favorable basis and without the need for significant due diligence into the assets and simplify future Company operations. The valuation for these transactions was based on the approximate current capital account balances of each entities member. The identity of the holders of each of the SSEP Interests and number of shares of common stock issues to each is described under “ITEM 2.02. UNREGISTERED SALE OF EQUITY SECURITIES”.

On August 8, 2011, ECCE and all of the member interest owners of SSEP3 entered into a Purchase Agreement for the sole purpose of the Company acquiring the remaining membership interests in SSEP3 and concurrently completed the acquisition of such assets by the Company.

On August 11, 2011, ECCE and all of the owners of the other membership interest owners of SSEP1 and SSEP2 entered into a Purchase Agreement and concurrently completed the transfer of such assets to the Company.

As a result of the acquisition of SSEP Interests the Company currently owns the entire 38.75% Working Interest on 2,315 acres located in Lee County, Texas.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Company and all of the membership interest owners of SSEP1, SSEP2 and SSEP3 completed the sale of all of the remaining membership interests in SSEP1, SSEP2 and SSEP3 each under separate Purchase Agreements which are included as Exhibits hereto under “9.01 FINANCIAL STATEMENTS AND EXHIBITS.” The individual acquisitions are briefly described under “ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.”

ITEM 2.02. UNREGISTERED SALE OF EQUITY SECURITIES.

As consideration for the sale to the Company of the remaining SSEP Interests, the Company issued 8,970,120 of Common Stock of the Company to the membership interest owners of SSEP1, SSEP2 and SSEP3. This included the issuance of 3,251,189 shares to TDLOG, L.L.C., 2,602,563 shares to Wood Limited Partnership, L.P., 1,122,175 shares to Safari Adventure Productions, Inc., 1,053,565 shares to Derek Schmidt, 705,470 shares to Valor Interest Partners, L.L.C., and 235,158 shares to Jeff Morgenroth. The issuance and delivery of the shares was exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to 4(2) thereof and Rule 506 of Regulation D promulgated thereunder; and exempt from the registration or qualification requirements of any applicable state securities laws. As a result, the shares issued may not be offered, sold, or transferred by the holder thereof until either a registration statement under the Securities Act or applicable state securities laws shall have become effective with regard thereto, or an exemption under the Securities Act and applicable state securities laws is available with respect to any proposed offer, sale or transfer.

9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

               To be filed by amendment within 71 days.

(b) Pro forma Financial Information.

               To be filed by amendment within 71 days.

(c) Shell Company Transaction.

               Not applicable

(d) Exhibits

10.1
Purchase Agreement dated August 8, 2011, between Eagle Ford Oil and Gas Corp., Wood Limited Partnership, L.P. Safari Adventure Productions, Inc., Derek Schmidt and Sandstone Energy Partners III, L.L.C.

10.2	Purchase Agreement dated August 11, 2011, between Eagle Ford Oil and Gas Corp., TDLOG, L.L.C., Safari Adventure Productions, Inc., Derek Schmidt and Sandstone Energy Partners II, L.L.C.

10.3
Purchase Agreement dated August 11, 2011, between Eagle Ford Oil and Gas Corp., Valor Interest Partners, L.L.C., Safari Adventure Productions, Inc. Derek Schmidt, Jeff Morgenroth and Sandstone Energy Partners I, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FORD OIL AND GAS CORP

Date: August 18, 2011	By: /s/Paul Williams
Paul Williams/CEO